UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

BEHRINGER HARVARD OPPORTUNITY REIT I, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐ Fee paid previously with preliminary materials.
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Time Is Running Out…

Every Vote Counts!

If you have not voted, please vote today.

Voting is quick and easy. We encourage you to vote now so we can avoid additional costs associated with soliciting your vote.

The Board of Directors recommends a vote “FOR” all nominees to be elected as directors.

You have three convenient ways to participate in the October 6, 2014 Annual Meeting of Stockholders of Behringer Harvard Opportunity REIT I, Inc. (the “Company”):

1. Vote by Internet

Please visit www.2voteproxy.com/bh1 and follow the online instructions.  Please note that for internet voting you will need your control number, which is located on the enclosed proxy card.

2. Vote by Touch-Tone Phone at 1-800-830-3542

Please call the toll-free number printed above and follow the recorded instructions.  The service is available seven days a week, 24 hours a day. Please note that for telephone voting you will need your control number, which is located on the enclosed proxy card.

3. Vote by Mail

Please mail your signed proxy card(s) in the enclosed postage-paid envelope.

FOR TELEPHONE AND INTERNET VOTING, YOUR VOTE MUST BE RECEIVED BY 11:59 P.M., EASTERN TIME, ON OCTOBER 5, 2014.

If you have already voted, thank you for your response. If you have any further questions or would like to receive another copy of the proxy statement, please contact Behringer Shareholder Services toll free at 1-888-850-2982. If you wish to receive future mailings via electronic delivery, you may sign up at www.behringerinvestments.com through the Investor log-in. In addition, all proxy materials are available online at www.behringerinvestments.com/OP1-2014Proxy.

We appreciate your continued interest and support of the Company and encourage you to vote today.

Sincerely,

Senior Vice President — Legal, General Counsel, and Secretary

Behringer Harvard Opportunity REIT I, Inc.